Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laureen E. Seeger and Willie C. Bogan, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign a registration on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

/s/ Andy D. Byrant	/s/ Marie L. Knowles
Andy D. Bryant, Director	Marie L. Knowles, Director

/s/ Wayne A. Budd	/s/ David M. Lawrence
Wayne A. Budd, Esq., Director	David. M. Lawrence, M.D., Director

/s/ Jeffrey C. Campbell	/s/ Edward A. Mueller
Jeffrey C. Campbell, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Edward A. Mueller, Director

/s/ John H. Hammergren	/s/ James V. Napier
John H. Hammergren, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	James V. Napier, Director

/s/ Alton F. Irby	/s/ Nigel A. Rees
Alton F. Irby III, Director	Nigel A. Rees, Vice President and Controller (Principal Accounting Officer)

/s/ M. Christine Jacobs	/s/ Jane E. Shaw
M. Christine Jacobs, Director	Jane E. Shaw, Director

Dated: January 21, 2009